CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
China Ritar Power Corp.

We hereby consent to the use of our report dated March 3, 2007, with respect to the financial statements of China Ritar Power Corp. in the Registration Statement on Form S-1 Amendment No. 1 to be filed on or about August 3, 2007. We also consent to the use of our name and the reference to us in the Experts section of the Registration Statement.

By:   /s/ CHILD, VAN WAGONER & BRADSHAW, PLLC

CHILD, VAN WAGONER & BRADSHAW, PLLC
Salt Lake City, Utah
August 3, 2007